Exhibit 99.1

Quotient Limited Recaps Recent Milestone Achievement and         Updates on the Initial Serological Disease Screening CE Mark Submission, planned 2019 US Field Trials and                              Reports Record Financial Results

•	CE mark received on the initial Immunohematology microarray in April 2019
•	2018 manufacturing site certification and MosaiQTM device CE mark combine with the recent approval to permit commercialization
•	Successful European field trial drives the expectation of CE mark submission for the initial Serological Disease microarray in June 2019
•	US field trials for initial Serological Disease and expanded IH microarrays planned to commence in the third calendar quarter of 2019
•	Record quarterly reagent product revenues of $7.8 million, up 27.9%

JERSEY, Channel Islands, May 28, 2019 (GLOBENEWSWIRE) -- Following the recent CE marking of its initial Immunohematology (IH) microarray, Quotient Limited (NASDAQ:QTNT), a commercial-stage diagnostics company, today provided an update on the status of its initial Serological Disease Screening (SDS) microarray’s CE mark submission which is on track for the first half of 2019 and the scheduled commencement of the initial SDS and expanded IH microarrays’ US field trials during the third calendar quarter of 2019. Quotient also provided details of its financial results for its fourth quarter and fiscal year ended March 31, 2019.

Franz Walt, Chief Executive Officer of Quotient said “I am very pleased to have in hand the CE mark for our initial IH microarray. This milestone, when combined with the device CE mark and the ISO 13485 : 2016 certification of our manufacturing facility,  permits us to put the MosaiQ system in the hands of potential customers in the planned hypercare launch phase. It also marks our evolution into the menu expansion phase of our development process.” Mr. Walt added, “Our competitive strategy remains laser focused on the replacement of incumbent platforms based on the menu available on MosaiQ. The next steps include the submission of the CE mark application for our initial SDS microarray in June of 2019, followed by the commencement of the US field trials for our initial SDS and expanded IH microarray which we expect to begin in the third quarter of this calendar year.

MosaiQ Platform

MosaiQ, Quotient's next-generation platform is designed to deliver fast, comprehensive antigen typing, antibody detection and disease screening results, using a single low volume sample in a high throughput automated format. MosaiQ represents a transformative and highly disruptive unified testing platform for transfusion diagnostics. Feasibility has also been demonstrated with respect to the detection of nucleic acids (DNA or RNA) using the MosaiQ platform. Through MosaiQ, Quotient expects to deliver substantial value to donor testing laboratories worldwide by providing affordable, routine comprehensive characterization and screening of blood products, on a single automated instrument platform. MosaiQ is designed to radically reduce labor costs and complexity associated with existing practice.

Regulatory and Commercial Milestones

•

European Regulatory Approval – Quotient filed for European regulatory approvals for its initial MosaiQ IH microarray in late September 2018 and was notified of its approval on April 30, 2019. The Company continues to expect a CE mark submission for the initial SDS microarray in the first half of calendar year 2019

•	European Commercialization – Following the CE mark for the initial IH microarray Quotient plans to commence a hypercare launch with eight selected customers during fiscal year 2020
•	IH Microarray Ongoing Development – Quotient continues to plan for the expansion of the IH testing menu during the second half of calendar 2019
•

U.S. Field Trials – Quotient now expects to commence U.S. field trials with the expanded IH microarray menu in the third quarter of calendar 2019.  Quotient also expects to commence U.S. field trials for the initial SDS microarray in the third quarter of calendar 2019

•	U.S. Regulatory Approval – Quotient continues to expect to file for U.S. and European regulatory approval for the expanded IH microarray by the end of calendar year 2019

Franz Walt commented “Based on the availability of clinical trial sites in the United States in the summer months, we have slightly updated our time lines for the commencement of the field trials for our expanded IH microarray which includes antibodies for the detection of up to 19 clinically significant antigens, in addition to reverse grouping and antibody detection. This microarray will be the product that we expect to take into U.S. field trials in the third quarter of calendar 2019.” Mr. Walt added, “We are also happy to report that we now expect to commence US trials for the initial SDS microarray ahead of schedule in the third quarter of calendar 2019.”

Fiscal Fourth Quarter and Full Year Financial Results

“The conventional reagent business once again generated strong revenue growth during fiscal 2019, with product revenues growing 19.9% for the full year and 27.9% in the fourth quarter,” said Mr. Walt. Mr. Walt added, “Following the completion of the move to our new ARC reagent manufacturing facility located near Edinburgh, Scotland, in January, Quotient generated gross margin on product sales of 43.4% during the fourth quarter of fiscal year 2019. Reported gross margin in the fourth quarter was impacted by incremental recurring non-cash costs of $0.7 million, representing an 8.3 percentage point headwind to gross margin comparisons year-over-year, related to bringing the new ARC facility online.  We are targeting continued solid top line growth and a return to improving profitability for the reagent business in the coming fiscal year.”

Key revenue and profit results are summarized below (expressed in thousands):

	Quarter Ended		Year Ended
	March 31,		March 31,
	2019	2018	2019	2018
Revenue:
Product sales —OEM Customers	$5,543	$4,275	$20,287	$16,900
Product sales — direct customers and distributors	2,288	1,849	8,378	7,013
Other revenues	450	13	469	819
Total revenue	$8,281	$6,137	$29,134	$24,732

Product sales from standing orders (%)	70%	77%	68%	75%

Gross profit	$3,854	$3,609	$11,904	$14,261
Gross profit as a % of total revenue	46.5%	58.8%	40.9%	57.7%
Gross margin on product sales (%)	43.5%	58.7%	39.9%	56.2%
Operating (loss)	$(20,325)	$(17,927)	$(78,955)	$(69,988)

Capital expenditures totaled $4.8 million in fiscal 2019, compared with $21.6 million in fiscal 2018, reflecting completion late in fiscal 2018 of the construction of ARC, our new conventional reagent manufacturing facility near Edinburgh, Scotland.

Quotient ended fiscal 2019 with $94.8 million in available cash and other short-term investments, $121.9 million of long-term debt and $7.5 million in an offsetting long term restricted cash reserve account. Following the receipt of the CE mark for the first IH microarray product, the Company initiated the CE marking triggering event process outlined under the note purchase agreement that the Company had previously entered into in January 2019. On May 15, 2019 the Company sold an additional $25 million of its 12% Senior Secured Notes due 2024 yielding net proceeds of $24.1 million after expenses and used $1.5 million of the net proceeds to increase the restricted cash reserve account.

Outlook for the Fiscal Year Ending March 31, 2020

•

Total product sales in the range of $30 to $31 million compared to product sales in fiscal 2019 of $28.7 million. Other revenue (product development fees) of approximately $1.0 million are also expected to be earned during the year. Forecasted other revenue assumes the receipt of milestone payments contingent upon achievement of regulatory approval for certain products under development. The receipt of these milestone payments involves risks and uncertainties.

•	Operating loss in the range of $77 to $82 million including non-cash charges for depreciation, amortization and stock compensation totaling approximately $18.5 million.
•	Capital expenditures in the range of $5 to $10 million.

Product sales in the first quarter of fiscal 2020 are expected to be within the range of $8.3 to $8.8 million, compared with $7.9 million for the first quarter of fiscal 2019.

Quarterly product sales can fluctuate depending upon the shipment cycles for red blood                 cell-based products, which account for approximately two-thirds of current product sales. These products typically experience 13 shipment cycles per year, equating to three shipments of each product per quarter, except for one quarter per year when four shipments occur. The timing of shipment of bulk antisera products to OEM customers may also move revenues from quarter to quarter. Some seasonality in demand is also experienced around holiday periods in both Europe and the United States. As a result of these factors, Quotient expects to continue to see seasonality and quarter-to-quarter variations in product sales. The timing of product development fees included in other revenues is mostly dependent upon the achievement of pre-negotiated project milestones.

Conference Call

Quotient will host a conference call on Tuesday, May 28 at 8:00 a.m. Eastern Time to discuss its fourth quarter fiscal 2019 financial results. Participants may access the call by dialing 1-877-407-0784 in the U.S. or 1-201-689-8560 outside the U.S. The conference call will be webcast live on the Company’s website at www.quotientbd.com.

A replay of this conference call will be available through June 4 by dialing 1-844-512-2921in the U.S. or 1-412-317-6671 outside the U.S. The replay access code is 13689115.

About Quotient Limited

Building on 30 years of experience in transfusion diagnostics, Quotient is a commercial-stage diagnostics company committed to delivering solutions that reshape the way diagnostics is practiced. MosaiQ, Quotient’s proprietary multiplex microarray technology, offers the world’s first fully automated, consolidated testing platform, allowing for multiple tests across different modalities. MosaiQ is designed to be a game-changing solution, which Quotient believes will increase efficiencies, improve clinical practice, deliver significant workflow improvements, and operational cost savings to laboratories around the world. Quotient's operations are based in Eysins, Switzerland, Edinburgh, Scotland and Newtown, Pennsylvania

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. These forward-looking statements may include statements regarding our expectations of continued growth, the development, regulatory approval, commercialization and impact of MosaiQ and other new products, current estimates of and targets for first quarter and full year fiscal 2020 operating results and expectations regarding our future funding sources. Such statements are based on current assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. These risks and uncertainties, many of which are beyond our control, include delays or denials of regulatory approvals or clearances for products or applications; market acceptance of our products; the impact of competition; the impact of facility expansions and expanded product development, clinical, sales and marketing activities on operating expenses; delays or other unforeseen problems with respect to manufacturing, product development or field trial studies; including risks and uncertainties associated with any variation between preliminary and final study results; adverse results in connection with any ongoing or future legal proceeding; continued or worsening adverse conditions in the general domestic and global economic markets; as well as the other risks set forth in the Company's filings with the Securities and Exchange Commission. Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Quotient disclaims any obligation to update these forward-looking statements.

The Quotient logo and MosaiQ are registered trademarks or trademarks of Quotient Limited and its subsidiaries in various jurisdictions.

CONTACT: Chris Lindop, Chief Financial Officer – chris.lindop@quotientbd.com; +41 799 61 69 38

Quotient Limited
Condensed Consolidated Statements of Comprehensive Loss
(in thousands, except share and per share amounts)
(unaudited)

	Quarter Ended		Year Ended
	March 31,		March 31,
	2019	2018	2019	2018
Revenue:
Product sales	$7,831	$6,124	$28,665	$23,913
Other revenues	450	13	469	819
Total revenue	8,281	6,137	29,134	24,732
Cost of revenue	4,427	2,528	17,230	10,471
Gross profit	3,854	3,609	11,904	14,261
Operating expenses:
Sales and marketing	2,278	1,886	8,637	7,347
Research and development, net	13,321	13,259	50,677	51,202
General and administrative expense	8,580	6,391	31,545	25,700
Total operating expense	24,179	21,536	90,859	84,249
Operating loss	(20,325)	(17,927)	(78,955)	(69,988)
Other income (expense)
Interest expense, net	(5,404)	(3,709)	(20,018)	(15,365)
Other, net	(853)	888	(6,369)	2,366
Other expense, net	(6,257)	(2,821)	(26,387)	(12,999)
Loss before income taxes	(26,582)	(20,748)	(105,342)	(82,987)
Provision for income taxes	(11)	649	(44)	649
Net loss	$(26,593)	$(20,099)	$(105,386)	$(82,338)
Other comprehensive income (loss):
Change in fair value of effective portion of foreign currency cash flow hedges	$197	$(104)	$(123)	$305
Unrealized gain on short-term investments	380	(19)	796	6
Foreign currency gain (loss)	1,410	1,096	1,964	2,240
Provision for pension benefit obligation	(994)	(25)	(887)	107
Other comprehensive income (loss)	993	948	1,750	2,658
Comprehensive loss	$(25,600)	$(19,151)	$(103,636)	$(79,680)
Net loss available to ordinary shareholders - basic and diluted	$(26,593)	$(20,099)	$(105,386)	$(82,338)
Loss per share - basic and diluted	$(0.41)	$(0.44)	$(1.92)	$(2.02)
Weighted-average shares outstanding - basic and diluted	65,147,289	45,620,457	54,874,391	40,839,309

Quotient Limited
Condensed Consolidated Balance Sheets
(In thousands)
(unaudited)

	March 31, 2019	March 31, 2018
ASSETS
Current assets:
Cash and cash equivalents	$4,096	$20,165
Short-term investments	90,729	5,669
Trade accounts receivable, net	3,348	2,862
Inventories	15,551	16,278
Prepaid expenses and other current assets	3,202	7,065
Total current assets	116,926	52,039
Restricted cash	7,507	5,040
Property and equipment, net	47,293	60,156
Intangible assets, net	751	914
Deferred income taxes	605	649
Other non-current assets	4,688	5,043
Total assets	$177,770	$123,841
LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$5,936	$5,441
Accrued compensation and benefits	6,149	5,312
Accrued expenses and other current liabilities	12,458	15,340
Current portion of deferred lease rental benefit	435	443
Capital lease obligation	471	515
Total current liabilities	25,449	27,051
Long-term debt	121,855	85,063
Deferred lease rental benefit, less current portion	1,144	443
Capital lease obligation, less current portion	865	1,422
Defined benefit pension plan obligation	7,368	6,168
7% Cumulative redeemable preference shares	19,375	18,325
Total liabilities	176,056	138,472
Total shareholders' equity (deficit)	1,714	(14,631)
Total liabilities and shareholders' equity (deficit)	$177,770	$123,841

Quotient Limited
Condensed Consolidated Statements of Cash Flows
(In thousands)
(unaudited)
	Year ended March 31,
	2019	2018	2017
OPERATING ACTIVITIES:
Net loss	$(105,386)	$(82,338)	$(85,069)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation, amortization and loss on disposal of fixed assets	12,767	10,405	9,461
Share-based compensation	4,957	4,156	4,221
Amortization of lease incentive	372	(435)	(428)
Swiss pension obligation	575	659	616
Amortization of deferred debt issue costs and fee paid to noteholders	5,908	4,359	6,774
Accrued preference share dividends	1,050	1,050	1,050
Deferred income taxes	44	(649)	—
Net change in assets and liabilities:
Trade accounts receivable, net	(637)	(87)	(584)
Inventories	(93)	(1,741)	(1,766)
Accounts payable and accrued liabilities	370	(3,310)	9,960
Accrued compensation and benefits	1,121	1,596	778
Other assets	3,297	(2,083)	(1,213)
Net cash used in operating activities	(75,655)	(68,418)	(56,200)
INVESTING ACTIVITIES:
Increase in short-term investments	(119,000)	(78,000)	(30,009)
Realization of short-term investments	34,735	88,395	13,971
Purchase of property and equipment	(4,791)	(21,604)	(20,155)
Sale of property and equipment	—	19,741	—
Payment of rent deposit	—	(5,043)	—
Purchase of intangible assets	(3)	(150)	(71)
Net cash from (used in) investing activities	(89,059)	3,339	(36,264)
FINANCING ACTIVITIES:
Repayment of finance leases	(486)	(1,692)	(141)
Proceeds from drawdown of new debt	36,000	—	84,000
Repayment of debt	—	—	(33,450)
Debt issuance costs	(1,216)	—	(5,530)
Fees paid to noteholders	(3,900)	—	—
Proceeds from issuance of ordinary shares and warrants	115,024	84,984	16,703
Net cash generated from financing activities	145,422	83,292	61,582
Effect of exchange rate fluctuations on cash, cash equivalents and restricted cash	5,690	(2,802)	(3,424)
Change in cash, cash equivalents and restricted cash	(13,602)	15,411	(34,306)
Beginning cash, cash equivalents and restricted cash	25,205	9,794	44,100
Ending cash, cash equivalents and restricted cash	$11,603	$25,205	$9,794
Supplemental cash flow disclosures:
Income taxes paid	$—	$—	$—
Interest paid	$11,838	$10,144	$1,702